MERRILL LYNCH PREFERRED CAPITAL TRUST IV
                    MERRILL LYNCH PREFERRED FUNDING IV, L.P.
                      COMPUTATION OF RATIOS OF EARNINGS TO
          COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS

                                         For the Three Months Ended September 25, 1998
                                       --------------------------------------------------
                                       Merrill Lynch Preferred    Merrill Lynch Preferred
                                          Capital Trust IV            Funding IV, L.P.
                                       -----------------------    -----------------------
Earnings                                     $ 8,237,543                 $ 8,615,799
                                             ===========                 ===========

Fixed charges                                $        --                 $        --

Preferred securities distribution
  requirements                                 7,990,400                   8,237,543
                                             -----------                 -----------

Total combined fixed charges and
  preferred securities distributions         $ 7,990,400                 $ 8,237,543
                                             ===========                 ===========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                          1.03                        1.05

                                       For the Period June 19, 1998 to September 25, 1998
                                       --------------------------------------------------
                                       Merrill Lynch Preferred    Merrill Lynch Preferred
                                          Capital Trust IV            Funding IV, L.P.
                                       -----------------------    -----------------------
Earnings                                      $ 8,237,543                $ 9,660,701
                                              ===========                ===========

Fixed charges                                 $        --                $        --

Preferred securities distribution
  requirements                                  7,990,400                  8,237,543
                                              -----------                -----------

Total combined fixed charges and
  preferred securities distributions          $ 7,990,400                $ 8,237,543
                                              ===========                ===========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                           1.03                       1.17